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Exhibit 99

Contacts
Investors: Rick Balderrama (720) 558-4474 Investor.relations@mcdata.com	Media: Kathleen Sullivan (720) 558-4435; cell: (720) 480-5501 press.releases@mcdata.com

McDATA Announces Board Decision to Change Audit Firm

        BROOMFIELD, Colo.—April 29, 2004—McDATA® Corporation (NASDAQ: MCDTA/MCDT) today announced that the Board of Directors, upon recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as the company's independent auditors for the current fiscal year ending January 31, 2005, replacing PricewaterhouseCoopers LLP.

        "The Audit Committee and the Board agreed it was an appropriate time to make this change based on balancing the company's audit needs with management's focus on cost efficiencies," said Charles C. Johnston, a member of McDATA's Board and chairman of the Audit Committee. "The decision was not the result of any disagreement between the company and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. We appreciate and thank PricewaterhouseCoopers for the work that has been done for McDATA in the past."

About McDATA (www.mcdata.com)

        McDATA (Nasdaq: MCDTA/MCDT) is the expert provider of Multi-Capable Storage Networking Solutions™—hardware, software and services—that enable partners and customers around the world to reduce the total cost of storage management today, and be ready to adapt to the real-time information demands of tomorrow. Entrenched in over 8,000 data centers worldwide, McDATA solutions are at the heart of more than 80 percent of Fortune 100 storage network data centers, powering the latest e-business applications, customer databases, financial traffic and other mission-critical data. Customers leverage McDATA's multi-capable solutions to realize immediate cost savings, reduce their investment risk, ensure the continuity of their operations and adapt to changing business requirements.

Forward-Looking Statements

        This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "estimates", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. Factors that could cause actual results to differ materially from expectations include: changes in our relationship with EMC Corporation, or EMC, International Business Machines Corporation, or IBM, and Hitachi Data Systems, or HDS, and the level, timing and terms of their orders; our ability to successfully increase sales of McDATA's multi-protocol network switches and management software, and to diversify our revenue base; the impact of a highly competitive market that is expected to lead to longer sales cycles and continued pricing pressures; additional manufacturing and component costs and production delays that we may experience as we continue the transition to new products; a loss of any of our key customers (and our OEMs' key customers), distributors, resellers or our manufacturers; our ability to expand our product offerings and any transition to new products (including higher port density products and Multi-protocol and intelligent products); any change in business conditions, our business and sales strategy or product development plans, and our ability to attract and retain highly skilled individuals; competition in the Multi-protocol (Fibre Channel and IP) network market (including competitive pricing pressures and product give-aways) by our competitors, including but not limited to, Brocade Communication Systems, Inc., or Brocade, QLogic Corp, or QLogic., Computer Network Technology Corporation, or CNT, Cisco Systems, Inc., or Cisco, and other IP and Multi-protocol switch suppliers; delays and changes in the development of new products and new technology and component quality and availability; any industry or technology changes that cause obsolescence of our products or components of those products; and one-time events and other important risks and factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission, or SEC, including the risk factors discussed in this Quarterly Report. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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McDATA Announces Board Decision to Change Audit Firm